UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2025

The Cannaisseur Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-56664	86-1907561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Ponce De Leon Ave
Suite 300
Atlanta, GA 30308

(Address of principal executive offices) (Zip Code)

(678) 626-0555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	TCRG	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

The Cannaisseur Group, Inc. (the “Company”) previously announced in a press release dated April 30, 2025, the formation of a Transition Team in connection with the Company’s Letter of Intent dated April 4, 2025. That press release referenced an informational shareholder meeting scheduled for May 13, 2025.

The Company hereby announces that the informational shareholder meeting scheduled for May 13, 2025, has been cancelled due to technical difficulties. No votes were scheduled or intended to be solicited at that meeting, and its purpose was solely to provide an update on the status of the pending strategic transaction and other corporate developments.

The Company intends to provide further information regarding the transaction through a preliminary proxy statement on Schedule 14A, to be filed with the Securities and Exchange Commission. Shareholders will receive definitive proxy materials and voting instructions once regulatory review is complete.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 8.01 Other Events.

As noted above, the Company has cancelled the informational shareholder meeting previously scheduled for May 13, 2025. The Company remains committed to updating shareholders regarding any material developments in connection with the pending strategic transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

THE CANNAISSEUR GROUP, INC.
Date: May 12, 2025
	By:	/s/ Floretta Gogo
	Name:	Floretta Gogo
	Title:	Chief Executive Officer

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